Exhibit 5.1
March 19, 2025
To: MediWound Ltd. 42 Hayarkon Street Yavne, 8122745 Israel

Re: Registration Statement on Form F-3

Ladies and Gentlemen:

We have acted as Israeli counsel for MediWound Ltd., an Israeli company (the “Company”), in connection with the registration statement on Form F-3 filed by the Company with the United States Securities and Exchange Commission (the “SEC”) on the date hereof pursuant to the United States Securities Act of 1933, as amended (the “Securities Act ”) (the “Registration Statement”), which registers the offer, issuance and sale by the Company, from time to time, of up to $125,000,000, in the aggregate, of any one or more of the following types of securities, separately or in units:

(a) ordinary shares, par value 0.07 New Israeli Shekels per share (“Ordinary Shares”) of the Company (the “Primary Shares”);

(b) warrants to purchase Ordinary Shares (“Warrants”); and

(c) debt securities consisting of debentures, notes or other evidences of indebtedness (“Debt Securities,” and, together with the Primary Shares and Warrants, the “Primary Securities”)

and the resale, from time to time, of up to 1,266,141 Ordinary Shares (the “Secondary Shares”) held or beneficially owned by certain selling shareholders (the “Selling Shareholders”), consisting of Clal Biotechnology Industries Ltd. and affiliated entities, which are identified in the prospectus that forms a part of the Registration Statement, in accordance with the “Plan of Distribution” described in the Registration Statement.

This opinion letter is furnished to you at your request to enable you to fulfill the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act, in connection with the filing of the Registration Statement.

In connection herewith, we have examined the originals, or photocopies or copies, certified or otherwise identified to our satisfaction, of: (i) the form of the Registration Statement, to which this opinion letter is attached as an exhibit; (ii) a copy of the articles of association of the Company, as currently in effect (the “Articles”); (iii) resolutions of the board of directors of the Company (the “Board”) at which the filing of the Registration Statement and the actions to be taken in connection therewith were approved; (iv) the amended and restated registration rights agreement, dated April 6, 2021, by and among the Company and (among others) the Selling Shareholders (the “Registration Rights Agreement”); (v) minutes of meetings, or written resolutions adopted in lieu of meetings, of the audit committee, the Board and the shareholders of the Company, whereby the Company’s entry into the Registration Rights Agreement with the Selling Shareholders was approved; and (vi) such other corporate records, agreements, documents and other instruments, and such certificates or comparable documents of public officials and of officers and representatives of the Company as we have deemed relevant and necessary as a basis for the opinions hereafter set forth. We have also made inquiries of such officers and representatives as we have deemed relevant and necessary as a basis for the opinions hereafter set forth.

In such examination, we have assumed the genuineness of all signatures, the legal capacity of all natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified, confirmed as photostatic copies and the authenticity of the originals of such latter documents. We have also assumed the truth of all facts communicated to us by the Company and that all minutes of meetings of the audit committee, Board and shareholders of the Company that have been provided to us are true and accurate and have been properly prepared in accordance with the Articles and all applicable laws. We have assumed, in addition, that at the time of the execution and delivery of any definitive purchase, underwriting or similar agreement between the Company and any third party pursuant to which any of the Primary Securities may be issued (a “Securities Agreement”), the Securities Agreement will be the valid and legally binding obligation of such third party, enforceable against such third party in accordance with its terms. We have further assumed that at the time of the issuance and sale of any of the Primary Securities, the terms of the Primary Securities, and their issuance and sale, will have been established so as not to violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Company and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company.

Based upon and subject to the foregoing, we are of the opinion that:

1. With respect to the Primary Shares, assuming (a) the taking of all necessary corporate action to authorize and approve the issuance of any Primary Shares, the terms of the offering thereof and related matters (for purposes of this paragraph 1, the “Authorizing Resolutions”), (b) the effectiveness of the Registration Statement, and any amendments thereto (including any post-effective amendments), and that such effectiveness shall not have been terminated or rescinded, (c) the delivery and filing of an appropriate prospectus supplement with respect to the offering of the Primary Shares in compliance with the Securities Act and the applicable rules and regulations thereunder, (d) approval by the Board of, and entry by the Company into, and performance by the Company under, any applicable Securities Agreement, in the form filed as an exhibit to the Registration Statement, any post-effective amendment thereto or to a Report of Foreign Private Issuer on Form 6-K, pursuant to which the Primary Shares may be issued and sold, and (e) receipt by the Company of the consideration for the Primary Shares as provided for in the Authorizing Resolutions and in accordance with the provisions of any such Securities Agreement and the applicable convertible Primary Securities, if any, pursuant to which the Primary Shares may be issued, such Primary Shares, including any Ordinary Shares issued upon exercise or conversion of any Primary Securities, will be validly issued, fully paid and non-assessable.

2. With respect to the Warrants, assuming the (a) taking of all necessary corporate action to authorize and approve the issuance and terms of any Warrants, the terms of the offering thereof and related matters (for purposes of this paragraph 2, the “Authorizing Resolutions”), (b) the effectiveness of the Registration Statement, and any amendments thereto (including any post-effective amendments), and that such effectiveness shall not have been terminated or rescinded, (c) the due authorization, execution and delivery of (i) the warrant agreement to be dated on or about the date of the first issuance of the applicable Warrants thereunder, by and between the Company and a warrant agent to be selected by the Company (each, a “Warrant Agreement”) and (ii) any certificates relating to the Warrants, (d) the delivery and filing of an appropriate prospectus supplement with respect to the offering of the Warrants in compliance with the Securities Act and the applicable rules and regulations thereunder, (e) entry by the Company into, and performance by the Company under, any applicable Warrant Agreement, in the form filed as an exhibit to the Registration Statement, any post-effective amendment thereto or to a Report of Foreign Private Issuer on Form 6-K, pursuant to which the Warrants may be issued and sold, (f) due establishment by all necessary corporate action and in conformity with the Articles (as then in effect), the Warrant Agreement and any warrant certificates, of the terms of the Warrants and of their issuance and sale, (g) due execution and counter-signature, in accordance with the provisions of the Warrant Agreement, and due issuance, sale and delivery, in accordance with the provisions of any such Warrant Agreement, the Registration Statement and the prospectus included therein, of the Warrants and (h) receipt by the Company of the consideration for the Warrants as provided for in the Authorizing Resolutions and in accordance with the provisions of any such Securities Agreement, such Warrants, including any Ordinary Shares issued upon exercise or conversion of any Warrants, will constitute valid and legally binding obligations of the Company.

3. With respect to the Debt Securities, the Company is validly existing, has the corporate power to create the Debt Securities and, assuming (a) the taking of all necessary corporate action to authorize and approve the issuance and the terms of any Debt Securities, the terms of the offering thereof and related matters, including the entry by the Company into, and performance under, an indenture with a trustee acting as representative for the holders of Debt Securities (an “Indenture”), and (b) due execution, authentication, issuance and delivery of such Debt Securities in accordance with the related Indenture, the Company will have duly authorized its entry into the obligations created by the Debt Securities.

4. The Secondary Shares are duly authorized, validly issued, fully paid and non-assessable.

You have informed us that you intend to issue the Primary Securities from time to time on a delayed or continuous basis, and this opinion is limited to the laws, including the rules and regulations, as in effect on the date hereof. We understand that prior to issuing any Primary Securities you will afford us an opportunity to review the corporate approval documents and operative documents pursuant to which such Primary Securities are to be issued (including an appropriate prospectus supplement), and we will file such supplement or amendment to this opinion (if any) as we may reasonably consider necessary or appropriate by reason of the terms of such Primary Securities.

With respect to our opinion as to the Primary Shares, including any Ordinary Shares issued upon exercise or conversion of any Primary Securities, we have assumed that, at the time of issuance and sale and to the extent any such issuance would exceed the maximum share capital of the Company currently authorized, the number of Ordinary Shares that the Company is authorized to issue shall have been increased in accordance with the Company’s Articles and as described in the Registration Statement.

Members of our firm are admitted to the Bar in the State of Israel, and we do not express any opinion as to the laws of any other jurisdiction. This opinion is limited to the matters stated herein and no opinion is implied or may be inferred beyond the matters expressly stated.

We consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to our firm appearing under the caption “Legal Matters” and “Enforcement of Civil Liabilities” in the prospectus forming part of the Registration Statement. In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act, the rules and regulations of the SEC promulgated thereunder or Item 509 of the SEC’s Regulation S-K under the Securities Act.

This opinion letter is rendered as of the date hereof and we disclaim any obligation to advise you of facts, circumstances, events or developments that may be brought to our attention after the effective date of the Registration Statement that may alter, affect or modify the opinions expressed herein.

Very truly yours, /s/ Meitar Law Offices